Exhibit 99.2

Media Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES NEW SENIOR VICE

PRESIDENT AND CONTROLLER

BEACHWOOD, OH – May 21, 2008 – Aleris International, Inc. announced today that Scott A. McKinley was elected Senior Vice President and Controller of the Company.

Mr. McKinley had served as Senior Vice President and Treasurer since September 2006. Prior to joining Aleris, he served as Vice President and Chief Financial Officer for Lubrizol Corporation’s Specialty Chemicals Segment. Before that, he was the Vice President and Controller of Noveon, Inc. Mr. McKinley also previously held the position of Director, Financial Planning and Analysis for BF Goodrich Performance Materials and spent the first 15 years of his career at the General Electric Company.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 47 production facilities in North America, Europe, South America and Asia, and employs approximately 8,800 employees. For more information about Aleris, please visit our Web site at www.aleris.com

Contact:	William Sedlacek
Aleris International, Inc.
Phone # 216-910-3522